Exhibit 4.10


                             CERTIFICATE OF TRUST

                                      OF

                          INGERSOLL-RAND FINANCING II


                 THIS Certificate of Trust of Ingersoll-Rand Financing II (the "Trust"), dated as of August 18, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

                 1.       Name.   The name of  the business trust formed hereby
is Ingersoll-Rand Financing II.

                 2.       Delaware Trustee.   The name and business address  of
the trustee of the Trust in the State of Delaware are Mark A. Ferrucci, c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                 3.       Effective Date.   This Certificate of Trust shall  be
effective upon filing.

                 IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


NANCY CASABLANCA, not in her               MARK A. FERRUCCI, not in his indi-
individual capacity but solely as          vidual capacity but solely as
trustee                                    trustee

/s/ NANCY CASABLANCA                       /s/ MARK A. FERRUCCI


RONALD G. HELLER, not in his               PATRICIA NACHTIGAL, not in her
individual capacity but solely as          individual capacity but solely as
trustee                                    trustee

/s/ RONALD G. HELLER                       /s/ PATRICIA NACHTIGAL